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Exhibit 11.       Computation of Earnings Per Share

                                        Three Months Ended                    Nine Months Ended
                                        September 30, 1999                    September 30, 1999
                                 ----------------------------------------------------------------------
                                              Weighted     Per                     Weighted     Per
                                               Average    Share                     Average    Share
                                   Income       Shares    Amount        Income       Shares    Amount
                                 ----------------------------------------------------------------------
Basic Earnings Per Share
     Income available to
     common stockholders              $1,573       2,765    $0.57          $4,702       2,765    $1.70

Effect of Dilutive Securities
   Stock options                                       8                                    7
   Phantom stock units                                10                                   10
                                             ------------                         ------------

Diluted Earnings Per Share
    Income available to
    common stockholders
    and assumed  conversions          $1,573       2,783    $0.57          $4,702       2,782    $1.69
                                 ======================================================================

                                        Three Months Ended                    Nine Months Ended
                                        September 30, 1998                    September 30, 1998
                                 ----------------------------------------------------------------------
                                              Weighted     Per                     Weighted     Per
                                               Average    Share                     Average    Share
                                   Income       Shares    Amount        Income       Shares    Amount
                                 ----------------------------------------------------------------------
Basic Earnings Per Share
     Income available to
     common stockholders              $1,345       2,883    $0.47          $4,139       2,883    $1.44

Effect of Dilutive Securities
   Stock options                                       7                                    5
   Phantom stock units                                 8                                    8
                                             ------------                         ------------

Diluted Earnings Per Share
    Income available to
    common stockholders
    and assumed  conversions          $1,345       2,898    $0.46          $4,139       2,896    $1.43
                                 ======================================================================



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